UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2008 (December 5, 2008)

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-147330	20-4036208
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 Cummings Center, Suite 421E, Beverly, MA 01915
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange

As more fully described in Item 2.01 below, on December 5, 2008, Emy’s Salsa Aji Distribution Company, Inc. (the “Company,” “Emy’s,” “we” or “us”) entered into a share exchange agreement (the “Share Exchange Agreement”) and consummated a share exchange (the “Share Exchange”) with Bio X Cell, Inc., a Commonwealth of Massachusetts corporation doing business as INVO Bioscience (hereinafter “INVO Bioscience”), and each of the shareholders of INVO Bioscience (the “INVO Bioscience Shareholders”).

Upon the closing of the Share Exchange on December 5, 2008 (the “Closing”), the INVO Bioscience Shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s.  In exchange, Emy’s issued to the INVO Bioscience Shareholders an aggregate of 38,307,500 shares of Emy’s common stock (the “Common Stock”), $0.0001 par value per share, representing 71.9% of the shares issued and outstanding immediately after the Closing.  As a result of the Share Exchange, INVO Bioscience became a wholly-owned subsidiary of Emy’s.

INVO Bioscience was formed in January 2007 under the laws of the Commonwealth of Massachusetts, as Bio X Cell, Inc.  Immediately prior to the Closing, Kathleen Karloff and Dr. Claude Ranoux were the two directors, Dr. Ranoux was the president and treasurer and Kathleen Karloff was the secretary of INVO Bioscience.

At Closing, our officers and directors resigned from their positions.  Kathleen Karloff was appointed as Chief Executive Officer, secretary and director and Dr. Claude Ranoux was appointed as President, treasurer and director.

The Share Exchange Agreement contained customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the process of exchanging the consideration and the effect of the Share Exchange.  In addition, as a condition to Closing, 47,000,000 shares of Common Stock held by Sheila D. Gladhill, Jean Young, Kim Long, Andrew Uribe and Orbital Group, LLC were canceled.  As of the Closing date, the Company had 53,245,000 shares of Common Stock outstanding.

Prior to the Closing, certain officers and directors of INVO Bioscience acquired 1,200,000 shares of Emy’s Common Stock from Emy’s shareholders in private transactions and LionShare Ventures, LLC, an existing shareholder of INVO Bioscience, and its affiliates, acquired 8,687,500 shares of Emy’s Common Stock.

Private Placement

Immediately following the Closing, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Barry Honig and Whalehaven Capital Fund Limited.  Pursuant to the Securities Purchase Agreement, the investors invested $375,000 in exchange for 375,000 shares of our Common Stock at a price of $1.00 per share.  See Item 3.02 of this Current Report for additional information regarding the private placement.

The foregoing description of the Share Exchange Agreement and the Securities Purchase Agreement do not purport to be complete and are qualified by reference to all of the provisions of the Share Exchange Agreement and the Securities Purchase Agreement, which are attached in full to this report as Exhibits 2.2 and 2.3, respectively.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the Closing refer to Emy’s Salsa Aji Distribution Company, Inc. and references to the “Company,” “INVO Bioscience,” “we,” “our” and “us” for periods subsequent to the Closing refer to Emy’s Salsa Aji Distribution Company, Inc. and its wholly-owned subsidiary, Bio X Cell, Inc. doing business as INVO Bioscience.  Information regarding the Company, INVO Bioscience and the principal terms of the Share Exchange are set forth below.

Item 2.01 Completion of Acquisition or Disposition of Assets

As required by Item 2.01 of Form 8-K, the following transactions were completed and are disclosed hereby.

CLOSING OF SHARE EXCHANGE AGREEMENT

The Share Exchange.  As described in Item 1.01 above, on December 5, 2008, we entered into a Share Exchange Agreement with INVO Bioscience and INVO Bioscience Shareholders.

At Closing, pursuant to the terms of the Share Exchange Agreement, the INVO Bioscience Shareholders transferred all of their shares of common stock in INVO Bioscience to us in exchange for an issuance to them of an aggregate of 38,307,500 newly-issued shares of our Common Stock (or 71.9% of our Common Stock), resulting in INVO Bioscience becoming our wholly-owned subsidiary.

Prior to the Share Exchange, Kathleen Karloff, our newly appointed CEO and director, and Dr. Claude Ranoux, our newly appointed president and director, owned an aggregate of 84,807 shares or 79% of the issued and outstanding capital stock of INVO Bioscience.  Following the Share Exchange, Kathleen Karloff and Dr. Claude Ranoux own an aggregate of 31,363,632 shares or 58.49% of our issued and outstanding Common Stock.

Changes Resulting from the Share Exchange.  At this time, we intend to carry on INVO Bioscience’s business as our sole line of business.

Changes to the Board of Directors.  At Closing, the current officers and directors of Emy’s resigned from their positions and Kathleen Karloff was appointed and elected as chief executive officer, secretary and director.  Dr. Claude Ranoux was appointed and elected as president, treasurer and director.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control.  The Share Exchange is being accounted for as a “reverse merger” because the INVO Bioscience Shareholders now own a majority of the outstanding shares of our Common Stock immediately following the Share Exchange.  INVO Bioscience is deemed the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of INVO Bioscience and are recorded at the historical cost basis of INVO Bioscience, and the consolidated financial statements after completion of the Share Exchange include our assets and liabilities and those of INVO Bioscience, historical operations of INVO Bioscience, and our operations from the Closing of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, because of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange.  We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange.

Lock-Up Agreements

Lionshare Venture Holdings, LLC (an affiliate of Lionshare Ventures, LLC), its assignees, its directors, officers, Gerald Esposito, as managing director of Lionshare Venture Holdings, LLC, and certain former and current officers of INVO Bioscience have entered into a Shareholder Lock-Up Agreement, dated December 5, 2008 (the “Lockup Agreement”) relating to 2,000,000 shares of our Common Stock (the “Lockup Shares”). The Lockup Shares may not be transferred or otherwise disposed of and will be held in a separate escrow until January 31, 2009 pursuant to the Lockup Agreement.

FORM 10 INFORMATION

DESCRIPTION OF BUSINESS

Company Overview

INVO Bioscience was formed in January 2007 under the laws of the Commonwealth of Massachusetts under the name “Bio X Cell, Inc,” which was the business successor to Medelle Corporation (“Medelle”).  Dr. Claude Ranoux was the founder and vice president of Medelle and Kathleen Karloff was a vice president of Medelle.

Between 2001 and 2006, Medelle raised $8 million in venture capital, which was used to develop and validate a device called the “INVOcell.”  Medelle conducted pre-clinical safety testing and performed a human efficacy clinical study.  Due to a delay in obtaining U.S. Food and Drug Administration (“FDA”) clearance for the INVOcell, venture capital investments ceased and, by the end of 2006, Medelle ceased operations.  Medelle assigned all of its assets to a trustee who liquidated those assets and distributed the proceeds to creditors.  In that process, Dr. Ranoux purchased all of the assets of Medelle for $20,000 and contributed those assets to Bio X Cell, Inc. upon its formation in January 2007, including four patents related to the INVOcell technology.

On December 5, 2008, INVO Bioscience completed the Share Exchange with Emy’s Salsa Aji Distribution Company, Inc. (“Emy’s” or the “Company”).  Emy’s was incorporated on July 11, 2005, under the laws of the State of Nevada under the name Certiorari Corp.  In connection with the reverse merger, INVO Bioscience became our wholly-owned subsidiary and the INVO Bioscience Shareholders acquired control of Emy’s.  We expect to change our name to “INVO Bioscience, Inc.” as soon as the necessary filings can be completed.

The INVOcell Technology

Following the Closing, our sole line of business is the distribution of the INVOcell medical device designed to treat infertility at a far lower cost than in vitro fertilization (“IVF”).  The INVOcell technology is a fertility treatment where either mild ovarian stimulation or no ovarian stimulation is used.  Using a mild stimulation protocol, 1-10 follicles are retrieved in a physician’s office with the patient under light sedation with, or without, local anesthesia.  The follicle retrieval is performed using a vaginal probe under ultrasound guidance.  Eggs are identified immediately after retrieval in the follicular fluid.  During the INVO procedure, fertilization and embryo development occurs inside the woman’s vaginal cavity in a disposable single use device, the INVOcell that holds the eggs, sperm and culture medium.

Sperm collection and preparation generally occur before egg retrieval.  Nutrient medium (~1ml) is placed in the inner vessel of the INVOcell.  Eggs and a fraction of motile sperm are placed into the medium and the inner vessel is closed and secured in the protective outer vessel.  The INVOcell is placed in the patient’s vaginal cavity for an incubation period of 2-3 days.  A retention system can be used to maintain the INVOcell system in the vagina during the incubation period.  The retention system consists of a diaphragm with holes in the membrane to allow natural elimination of vaginal secretions.  The INVOcell is designed so that no vaginal fluids penetrate the outer vessel thus ensuring that the inner vessel is not contaminated.  Obtaining eggs, sperm and media then inserting them into the INVOcell and then placing it in the vagina takes approximately 90 minutes.

After 2-3 days, the patient returns to the physician’s office where the retention system and the INVOcell are removed.  The protective outer vessel is discarded and the inner vessel is placed in INVO Bioscience’s patented holding block in a vertical position for 15 minutes.  Embryos are collected in the micro chamber located at the bottom of the inner vessel.  The embryos can be directly viewed in the micro chamber in the holding block by using a microscope.  Embryos can be loaded directly from the device in a transfer catheter from the INVOcell device.  A trained operator can readily identify the best embryos for transfer.  The embryos to be transferred are aspirated into a standard catheter for transfer into the patient’s uterus.  This second visit should take approximately 45 minutes.  All INVO related medical procedures could be performed in a physician’s office thereby avoiding the requirement of an IVF facility.

SUMMARY OF OPERATIONS

INVO Bioscience’s principal business is providing its patented INVOcell technology to help infertile couples have a baby.  We will operate the INVOcell business through our subsidiary INVO Bioscience.  We have one principal product, the manufacturing and distribution of the INVOcell technology.  No sales of the INVO device occurred between the inception of INVO Bioscience through September 30, 2008.  In October 2008, INVO Bioscience invoiced its first sales of the INVOcell selling 95 units along with 11 INVO Blocks for total revenue of $19,860.  Further, we have successfully signed contracts for the purchase of the INVOcell device in Pakistan, India, Turkey, Austria and the UK. To date, we have taken orders for 5,875 INVOcell devices.

INVO Bioscience had no revenue for its first fiscal yearend December 31, 2007, which is the year of its inception and through September 30, 2008, INVO Bioscience had no revenue.

This discussion is qualified in its entirety by the more detailed discussion of our operations in the “Management’s Discussion and Analysis” section below.

CURRENT MARKET OPPORTUNITY

According to the European Society for Human Reproduction (“ESHRE”) in 2007, there are more than 100 million infertile couples in the world.  While there have been large increases in the use of IVF, only about one million IVF cycles were performed in 2006, which amounts to a treatment of less than 1% of the infertile couples worldwide.  Knowing that an average of 2-3 cycles of IVF is performed per infertile couple, there are only 300,000-500,000 couples treated by IVF.  A survey by “Resolve: The National Infertility Association,” the number one reason couples do not use IVF is cost and geographical availability.  INVO Bioscience can provide a locally available treatment option at less than half the cost of IVF that will help millions of infertile couples throughout the world where IVF is not currently available.

IVF is an effective treatment option for many infertile couples.  INVO Bioscience’s patented and proven INVO technology is a low cost, unique fertility treatment option that is much simpler to perform than IVF.  The procedure can be provided without an IVF center and therefore can be available in many more locations than IVF.  INVO is well positioned to capture a significant share of the unmet market needs.  With INVO, fertilization and early embryo development is done within the vaginal cavity rather than an incubator.  Oocytes and sperm are fertilized and developed into embryos within the INVO device while contained by the woman’s vaginal cavity.

Currently, the 1% of infertile couples who receive infertility treatment, including IVF, intra uterine insemination (“IUI”) and other fertility treatment, represents a $6 billion worldwide market.  This leaves 99% of the infertile couples untreated with an estimated unmet market opportunity of $594 billion, a portion of which, we believe will be met by the INVO device.  Much of the unmet market is located in developing countries where many patients cannot afford, and have limited access to, IVF.  We believe that developing countries offer a large and ready market for the INVOcell.

In May 2008, we received notice that the INVOcell device meets all the essential requirements of the relevant European Directive, and received CE marking.  The CE marking (also known as a CE mark) is a mandatory conformity mark on many products placed on the single medical device market in the European Economic Area (i.e., Europe, Canada, Australia, New Zealand and most parts of the Middle East) (“EEA”).  The CE marking (an acronym for the French "Conformité Européenne") certifies that a product has met Europe health, safety and environmental requirements, which ensure consumer safety.  Manufacturers in Europe and abroad must meet CE marking requirements where applicable in order to market their products in Europe. With CE marking, we now have the necessary regulatory authority to distribute our INVOcell device in the EEA.  We had not sold any units of INVOcell from inception through September 30, 2008.  In October 2008, INVO Bioscience invoiced its first sales of the INVOcell by selling 95 units along with 11 INVO Blocks.

Currently, we are establishing agreements with distributors and beginning to train physicians in the developing world including Asia, Latin America and the Middle East.  While we penetrate the infertility markets in Europe and Canada along with the certain developing countries, we anticipate also pursuing the completion of the FDA’s “510(k)” process.  We have completed the first step for medical device companies who manufacture Class 2 devices (and a small number of Class 1 and 3 devices), the filing of a Premarket Notification with the FDA (i.e., an FDA 510(k) submission). Technically, the FDA does not "approve" Class 1 and 2 medical devices for sale in the U.S. they give "clearance" for them to be sold. We expect to receive clearance to market in the U.S. by 2010 upon completion of our clinical trial.  We are presently halfway completed with our clinical trial and anticipate its completion by the end of 2009.  However, there can be no assurance that we will receive such clearance by that date or ever.

OPERATIONS STRATEGY

INVO Bioscience operates by outsourcing many key operational functions in the development and manufacturing of the INVOcell device to keep fixed costs to a minimum.  Our most critical management and leadership functions are carried out by our core team.  We have contracted out the following functions: manufacturing, packaging/labeling and sterilization of the device to a certified manufacturer to mold the parts; to a medical manufacturing company to assemble packages and label the product and to a sterilization specialist to perform the gamma sterilization process.  This expedites production and eliminates the need for in-house capital equipment expenditures.

To date, we have completed a series of important steps in the development and manufacturing of the INVOcell:

▪	Development: The INVOcell design and development have been completed and released to manufacturing.

▪
Manufacturing:  All parts and processes have been validated.  Manufacturing of inventory is ongoing.  To date, we have 1,600 INVOcell devices ready for sale.  We have an additional 10,000 devices molded and ready for sterilization and packaging.

▪	Clinical Trials: Safety and efficacy of the INVOcell device have been tested on 84 patients at six investigational sites. We are approximately 50 percent completed with our clinical trials.

▪
Support of Practitioners:  Clinicians and laboratory directors having used the INVO method are enthusiastic about the fact that it is a patient-friendly procedure, easy to perform, simple and efficacious.  To date, we have taken orders for 5,875 INVOcell devices, however, we have 1,600 devices ready for sale.

▪	CE Mark: INVO Bioscience has obtained a CE Mark that will allow sales of INVO in Europe, Canada and many other countries.

▪
Initiate FDA Clearance: In parallel to the sale of products in Europe and Latin America, INVO Bioscience intends to complete all clinical and non-clinical studies by 2009 and thereafter intends to finalize its FDA 510 (k) filing and receive FDA clearance by 2010.

COMPETITION

The infertility industry is highly competitive and characterized by technological improvements.  New artificial reproductive technology (“ART”) services, devices and techniques may be developed that may render the INVOcell obsolete.  Competition in the areas of infertility and ART services is largely based on pregnancy rates and other patient outcomes.  Accordingly, the ability of our business to compete is largely dependent on our ability to achieve adequate pregnancy rates and patient satisfaction levels.  The INVO procedure will offer an alternative treatment to couples who currently do not have access to treatments because of cost or location.  Infertility clinics can expand their businesses by offering INVO in satellite centers that can be opened at a substantially lower cost than an IVF center.  We are not aware of any direct competitors to INVO Bioscience or the INVO process using the INVOcell device.  However, there are existing infertility treatment regimes that the INVOcell will compete with when the infertile couple, in conjunction with their physician, is choosing the treatment method for their infertility.  We believe that the menu of currently available clinical infertility treatment methods is limited to IUI and IVF.

Competing Treatments

Intra Uterine Insemination: In IUI treatments, ovarian stimulation protocols with induction of ovulation are frequently used to recruit several follicles and improve clinical pregnancy rates.  When monitoring ovulation indicates that the female patient is ready to ovulate, the male patient will produce a sperm sample in the fertility doctor’s office.  The sperm is then prepared and delivered to the uterus through a catheter.  IUI can only treat approximately 40% of the causes of infertility.  For example, IUI does not address infertility causes such as tubal disease and other conditions that are treatable by IVF and INVO.  In addition, IUI does not produce the diagnostic information such as fertilization that an IVF or INVO cycle produces.  Approximately 600,000 IUI cycles are performed annually by a subset of 5,000 of the 40,000 fertility doctors in the U.S. as well as by IVF providers.  In Europe, at least 550,000 IUI cycles are performed annually.  The cost of a single IUI treatment can range from $500 to $4,000 per cycle in the U.S. and $500 to $2,000 in Europe.  The intra-country differences in cost depend on the stimulation protocol and the accuracy of the ovulation monitoring used by physician.

In Vitro Fertilization: IVF addresses tubal factor, ovulatory dysfunction, diminished ovarian reserve, endometriosis, uterine factor, male factor, unexplained infertility and other causes.  IVF bypasses the function of the fallopian tube by achieving fertilization within a laboratory environment.  Ovarian hyper-stimulation is common with IVF treatments to recruit numerous follicles and increase the chances for success.  Follicles are retrieved trans-vaginally using a vaginal probe and ultrasound guidance.  General anesthesia is frequently used due to the number of follicles retrieved and the resulting discomfort experienced by the patient.  The eggs are identified in the follicular fluid and combined with sperm and culture medium in culture dishes, which are placed in an incubator with a temperature and gas environment designed to mimic the condition of the fallopian tubes.  Once the embryos develop, they are transferred to the uterine cavity.  The transfer of several embryos allows an average success rate for IVF of 27%, but it is also responsible for a high multiple birth rate of approximately 40% of IVF pregnancies.  Multiple births bring risks to mother and babies and significant expenses for third party payers.  In addition, due to the high number of embryos produced in IVF, cryo-preservation of excess embryos occurs in more than 30% of the cycles.  In the U.S., there are approximately 1,000 reproductive endocrinologists who collectively perform more than 125,000 IVF cycles per year at 430 specialized facilities.  In Europe, nearly 300,000 IVF cycles are reportedly performed at more than 1,000 facilities.

The cost to the patient for a single IVF cycle (including drugs) averages $12,400 in the U.S. and can go as high as $20,000 depending on the IVF center.  The cost of drugs for an IVF cycle ranges from $2,500 to $3,500.  The average cost per live birth using IVF can exceed $50,000 since the successful patient generally requires more than one cycle.  Many patients who would be good candidates for IVF are unable to access it because of the high cost and lack of insurance reimbursement.  Additional obstacles to IVF often include significant distances to IVF clinics; travel costs; and time off from work.  In addition, some couples experience concerns regarding IVF such as the possibility of laboratory errors resulting in receiving another person’s embryo.

Competitors

We operate in a highly competitive industry, which is subject to competitive pricing and rapid technological change. The market for fertility treatment and devices are highly competitive in terms of pricing, functionality and service quality, the timing of development and introduction of new products and services and terms of financing.  We face competition from all ART practitioners and device manufacturers.  Our competitors may implement new technologies before we do, allowing them to offer more attractively priced or enhanced products, services or solutions than we provide.  Some of our competitors may have greater resources in certain business segments or geographic markets than we do.  We may also encounter increased competition from new market entrants or alternative ART technologies.  Our operating results significantly depend on our ability to compete in this market environment, in particular on our ability to adapt to economic or regulatory changes, to introduce new products to the market and to enhance the functionality while reducing the cost of new and existing products.

Our principal ART medical-device competitor is Anecova, a Swiss start-up life sciences company with an intrauterine device under development for infertility treatment.  This device is a very small silicone tube with 360 micro perforations.  Oocytes are fertilized outside the device and then placed in the tube, which is placed inside the woman’s uterus for early embryo development.  After 1-5 days, the device is removed and the best embryo(s) are transferred back into the woman’s uterus.  We believe that the device is much more difficult to use than the INVOcell due to its size and the requirement to place the device in the uterus, a sterile environment.  The precision manufacturing of the Anecova device will drive its cost close to $1,500, which is higher than our price.  If the Anecova device is shown to be effective, it is likely that the device would only be available in hospitals and IVF Centers at a significantly higher cost than the INVOcell.  This procedure still needs the complex equipment of an IVF center.

Competitive Advantages

We believe that the INVOcell has the following competitive advantages:

•
Lower cost than IVF with similar efficacy:  INVO will be substantially less expensive than IVF due to the shorter time to execute the procedure, lower costs of supplies, labor, capital equipment and overhead.  An IVF center requires at least $500,000 of laboratory capital equipment and highly trained personnel.  In contrast, the cost of laboratory capital equipment to set-up an INVO procedure is approximately $30,000 and does not require highly trained specialists beyond the traditional obstetrician and gynecological practice (“Ob/Gyn”).  The global success rate for IVF varies dramatically from 13.6% to 40.5% with an average of 27% per cycle (ESHRE, ICMART Committee, June 21, 2006).  We foresee INVO will be offered at approximately $5,000 per cycle with a pregnancy rate comparable to traditional IVF (20% versus 27%, INVO to IVF, respectively).  In Europe, IUI currently averages $1,000 per cycle and IVF averages $5,000.  INVO in Europe will be offered at approximately $2,500 per cycle.  In Europe, the average cost per pregnancy for IVF is $21,354.

•
Similar cost than IUI with greater efficacy: In the U.S. currently, IUI averages $1,500 per cycle with <10% pregnancy rate while IVF averages $12,400 per cycle with an average of 27% pregnancy rate.  With INVO, we believe that the Ob/Gyn or reproductive endocrinologist practitioners will benefit by providing a superior product than IUI with good financial margins, efficacy rates more than double IUI while treating the full range of infertility indications.  In Europe, the average cost per pregnancy using IUI is $12,000.  The average cost per pregnancy for IVF is $21,354 while for INVO it is only $13,888: a savings of more than $7,000 per pregnancy.  Using INVO could reduce annual infertility costs in Europe by more than $650 million.

•
Greater geographic availability:  There are approximately 430 IVF centers in the U.S.  In Europe, there are more than 1,000 IVF centers.  In addition, by having INVO geographically available in Ob/Gyn offices, couples will not have the travel costs and absence from work associated with IVF treatments.  The medical staff at these centers could easily learn INVO and offer it as a lower cost treatment option for their patients through satellite centers.  There are also 5,000 Ob/Gyn physicians in the U.S. who offer infertility services (IUI).  Since INVO does not require a specialized lab facility, large costly equipment or highly specialized staff, it can be offered in a doctors’ office setting.  Therefore, in the U.S. alone, INVO could be 10 times more available than conventional IVF.  This also allows Ob/Gyn offices worldwide to offer INVO as an alternative or follow up treatment to IUI and generate a significant new revenue stream.

•
Greater patient involvement: With INVO, the patient uses her own body as the incubation environment.  This creates a greater sense of involvement, comfort and participation for patients who know that the fertilization is happening within their own bodies.  In some cases, this frees the couples from ethical or religious concerns, or fears of laboratory mix-ups that could result in a patient receiving another couple’s embryo(s).

SALES AND MARKETING

Product Pricing

We anticipate employing the following pricing system for the INVOcell technology.  These prices were determined through discussions with our informal advisory board of physicians and potential strategic partners and reflect the innovative features of the device, the savings in physician’s laboratory fixed costs and the amount that a physician will receive from patients to perform INVO.

INVOcell device: Our cost to manufacture, package, sterilize, test and label the INVOcell device is less than $50 per unit.  We expect to sell the INVOcell device and its retention system for between $175 and $850 per unit.  IVF centers or Ob/Gyn groups purchasing a large number of devices and promoting the INVO process will receive discounted prices and a limited amount of free advertising of their facility on our website.  It is expected that the INVOcell will sell for $750 in the U.S., which grants a single-use license under our patents.  When sold to infertility specialists located in Central and South America and Europe, the price of the device will be reduced to between $200-$400 to reflect a generally lower cost of infertility procedures in most of these countries and to make INVOcell available to populations with lower incomes.

Holding/Warming Blocks: The holding blocks will be sold as a tool for viewing and retrieving the embryos from the inner chamber.  Each physician will need a minimum of two blocks depending on the number of cycles he/she performs.  The blocks cost $100 per block and will sell for $200 and will constitute an additional revenue stream.

Physician Training: The price of the training has been set at $1,500-$2,000 per physician practice /IVF center in Europe and $3,000 in the U.S.

Fixed Laboratory Equipment: The equipment used in the INVO procedure (microscope with video system, bench centrifuge, incubator without CO2, bench warmer and laminar flow hood) is readily available in the market.  INVO Bioscience has had initial discussions with an equipment supplier that has a mobile bench and hood with all the required equipment.  We intend to establish an agreement with this company to provide INVO Bioscience’s customers with a discount and financing to facilitate new customer entry into the INVO market in the future, however, there can be no assurance that we will be successful in this effort.  The complete set up for the INVO procedure is approximately $33,000 in Europe and $50,000 in the U.S.

Our Sales Team

We currently employ a vice-president of sales and marketing who is charged with all of our sales efforts.  We anticipate growing our sales team to six in 2009, however, if we do not raise sufficient capital or generate sufficient revenue to do so we will not be successful in growing our sales team.  Our sales efforts follow two approaches:

a.
Direct Physician Sales through Distributors -- In many countries, we intend to establish local distributors to access the countries’ markets.  With the distributor-to-physician model, the distributors will be selling to IVF centers and physicians directly.  In Canada, we have a signed distribution agreement with the country’s largest infertility products distributor, Meditech 1st, who intends to conform to this model.  We have signed agreements in the following countries:  Turkey, Syria, Pakistan and Thailand

b.
Direct Sales to Physicians -- We are also following a parallel path directly to leading infertility doctors in regions where there is demand but we have not yet signed distribution agreements.  Part of this path is the training of physicians on the use of the INVO.  To date, we have completed training infertility doctors in Austria, Germany, India and the U.K.  We believe that the physicians in these countries are key opinion leaders who are influential in the fertility industry, which can assist us in our launch of the INVO in those regions.

Target Markets

Currently and through 2009, we anticipate that we will launch the sale of the INVOcell device in Europe, Canada, India and the Middle East.  During 2010, or at such time that we receive FDA approval, we anticipate launching the INVOcell in the U.S.  In 2010, we also anticipate the launch of the INVOcell device in Latin America.  In 2011, we anticipate the launch of the INVOcell product in China, Russia and other countries where an alternative treatment is needed.  With the cost of the INVO procedure being less than half the cost of IVF, we expect to penetrate 5% of the currently untreated infertility market.

Worldwide -- According to the European Society for Human Reproduction (ESHRE, 2007) there are more than 100 million infertile couples in the world.  About one million IVF cycles were performed in 2006, which is less than 1% of the infertile couples worldwide.  More than 99 million infertile couples remain untreated due to cost, availability, awareness and other factors.

U.S. -- According to the Centers for Disease Control, 7.3 million people in the U.S. have difficulty conceiving.  With only 350,000 couples receiving fertility treatment, more than six million couples receive no treatment.  According to Integramed, Inc., a U.S. based network of fertility centers, 97% of the untreated infertile couples do not receive treatment due to cost.  Working with our advisory board, we estimate that an INVO procedure in the U.S. will cost approximately $5,000 dollars.  ( same as page 5)

Europe -- Europe has approximately 10 million infertile couples of which 137,000 are estimated to have received IVF treatment and 183,000 received IUI (ESHRE) leaving 9.5 million infertile couples untreated.

Preliminary Sales Strategy

INVO Bioscience has received the CE Mark that allows us to sell product in Europe, Canada and other countries such as Latin America, the Middle East, India and other parts of Asia.  Our strategy is to launch product in the developing world first because of the high demand and relatively low IVF infrastructure.  INVO Bioscience has hired a sales and marketing professional, Mr. Sean Paradis, who has experience in forming partnerships with medical distributors throughout the world.  (doesn’t make sense to me any way)

Franchising Model

We are presently establishing and implementing a franchising model in addition to the foregoing direct sales efforts.  We believe that a franchising model whereby we assist with the establishment of fertility centers offering the INVOcell technology could be the quickest manner to generate revenue from the INVOcell.  The franchising method offers control and influence over how our product is distributed, in contrast to a distribution sales force that sells the product alone.  Franchising allows the sale of a standard and proven business model that is complete with training and marketing material, equipment, site selection, brand name recognition and a business plan.  We believe that this model could generate greater revenue than that of the sale of INVOcell alone.  Our preliminary forecasts suggest that we could achieve a benefit of 4-5times  the standard sales model by incorporating a franchising system.

Current Franchising Agreements

We have a signed franchise agreement currently with a Turkish IVF product distributor to establish INVO centers in his regions.  We anticipate that Turkey will be establishing the first INVO center, which we estimate to be open and operational in the first quarter of 2009.  We will use the franchising model primarily in the Middle East, Latin America and the developing nations that do not have access to infertility treatments.

We are currently in talks with many other physicians and distributors in many regions of the world developing this model.  Further, we entered into a written agreement on August 26, 2008, with Galaxy Pharma to set up INVO Centers in Pakistan.  We anticipate up to 20 new INVO Centers in Pakistan in 2009-2010, however, there is no assurance that we can achieve this many clinics in this period, if ever.  Galaxy Pharma has ordered 5,000 INVOcells for use in these future clinics to date.

Other Models

Latin America:  INVO Bioscience intends to launch INVO in the Latin American market during 2010.  We believe that these countries have more than five million infertile couples.  INVO Bioscience initially will target Venezuela, Brazil, Peru and Argentina due to market size in these countries.  In order to sell a class two device, such as the INVOcell, INVO Bioscience will establish a contract with local distributors who sell medical devices in these countries.  The distributor will complete the registration of the product, which process permits us to sell the INVOcell.  No clinical trials or FDA approvals are required.

United States:  Launching INVO in the U.S. market requires 510(k) clearance, which we anticipate receiving in 2010 upon completion of our clinical trials estimated for 2009. INVO Bioscience has completed the required human confirmatory study.  The births of normal babies have been confirmed in this study using the INVOcell.  It will take nine months and approximately $500,000 of funding to complete the data collection on all required subjects, analyze the data, have an independent audit and submit the full 510(k) to the FDA.  The FDA has 90 days to review the submission from INVO Bioscience.  All preclinical data and testing has been completed and reviewed by FDA.  We expect to receive approval to sell the INVO without further studies at that time.  However, there is no assurance that will be the case.  INVO Bioscience will launch INVO through key IVF centers in the U.S. once FDA clearance is achieved.  Our U.S.-based board of advisors and participants in our clinical trials have indicated a desire to be among the first to offer INVO to their patients.  The success of these IVF centers with INVO will assist in expanding INVO Bioscience’s share of the IVF center market in the U.S.  INVO Bioscience will also target the 5,000 Ob/Gyn doctors with experience in infertility treatment.

Insurance Reimbursement for Infertility Treatment

Most European countries have some level of coverage for infertility treatment, but the level of coverage varies from country to country and even within countries.  For example, the National Health Service in the UK covers 20% of most costs for infertility treatment.  However, that standard is not applied universally throughout the country and some counties provide almost none.  In the U.S., fifteen states mandate some form of insurance reimbursement for infertility treatment.  Three states mandate reimbursement for IVF, while other states cover some form of infertility treatment, they may specifically exclude IVF due to cost.  In addition, fifteen other states are considering mandating some form of coverage for infertility treatment.  Finally, there are bills under consideration in the U.S. Congress for a federal mandate to provide insurance coverage for infertility treatments universally across the nation.

We believe that the INVO treatment will be treated favorably by insurance companies because it lowers cost and has a high efficacy rate.  In Europe, the average cost per pregnancy using IUI is $12,000 and IUI is appropriate for only 40% of the infertile population.  However, for INVO, which is marginally more expensive at $13,888 per pregnancy, is a more effective treatment for a majority of infertile couples.  The average cost per pregnancy for IVF is $21,354.  Therefore, there is a savings of more than $7,000 (over 33%) per pregnancy by using INVO versus IVF.  Using INVO could reduce infertility costs in Europe by more than $650 million.

Currently, many third-party payers require that an infertile patient have at least three cycles of IUI before going on to IVF.  The aggregate success rate of three IUI’s is 25%.  Therefore, up to 75% of those patients are often referred to IVF.  In the future, third-party insurance payers could save more than $7,000 per pregnancy by requiring the patient to try INVO first.

Branding and Promotion

We have a new logo refined for the infertility market.  We have trademarked the logo, device and technology.  At the same time, we are developing a website that includes special pages for clinicians and patients.  The next generation website will include materials that medical professionals and patients can print, including status reports and news items.  It will include a training video for potential customers who want to learn exactly how INVO works.

REGULATION

Domestic Regulations

The manufacture and sale of our products are subject to extensive regulation by numerous governmental authorities, principally by the FDA and corresponding foreign agencies.  The FDA administers the Federal Food, Drug and Cosmetic Act and the regulations promulgated there under.  We are subject to the standards and procedures with respect to the manufacture of medical devices and are subject to inspection by the FDA for compliance with such standards and procedures.  The FDA classifies medical devices into one of three classes depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness.  The INVOcell device and process must secure a 510(k) pre-market notification clearance before  it can be introduced into the United States market.  The process of obtaining 510(k) clearance typically takes several months and may involve the submission of limited clinical data supporting assertions that the product is substantially equivalent to an already approved device or to a device that was on the market before the enactment of the Medical Device Amendments of 1976.

Every company that manufactures or assembles medical devices is required to register with the FDA and adhere to certain “good manufacturing practices” in accordance with the FDA’s Quality System Regulation, which regulates the manufacture of medical devices, prescribes record-keeping procedures and provides for the routine inspection of facilities for compliance with such regulations.  The FDA also has broad regulatory powers in the areas of clinical testing, marketing and advertising of medical devices.

Medical device manufacturers are routinely subject to periodic inspections by the FDA.  If the FDA believes that a company may not be operating in compliance with applicable laws and regulations, it can:

•	place the company under observation and re-inspect the facilities;

•	issue a warning letter apprising of violating conduct;

•	detain or seize products;

•	mandate a recall;

•	enjoin future violations; and

•	assess civil and criminal penalties against the company, its officers or its employees.

Inspection by the FDA

INVO Bioscience (formerly, as Medelle) was inspected for the first time by the FDA in May 2004 following complaints by two former employees whose employment was terminated several months earlier.  The FDA’s inspection did not reveal any defect in the product but did reveal insufficient documentation was in place.  The FDA issued a warning letter and an integrity hold under its Application Integrity Policy (“AIP”).  The AIP or integrity hold is a process where the FDA will not review a company’s submission until corrective and preventative actions are taken by the company to resolve major non-compliances sited by the FDA.  This process also requires a follow-up inspection by the FDA to clear the integrity hold.  Medelle took corrective action and showed compliance with regulations.

The FDA then asked Medelle to perform a clinical trial using the INVOcell device to demonstrate the efficacy and safety of the device.  The local FDA agency conducted a second inspection in May 2006, at the end of the clinical enrollment, which resulted in a Form 483 requiring only minor modifications that were immediately answered.  Generally, the FDA prepares a report after inspecting a food, drug, medical device or biologic establishment that is intended for internal FDA use and is not provided to the inspected institution at the conclusion of the on-site visit.  To provide the facility with its own written list of discrepancies noted during the inspection, FDA developed Form 483, “Notice of Inspectional Observations.”  The FDA investigator issues the Form 483 to reveal those observations directly linked to a violation of regulations—not suggestions, guidance, or other comments.

In August 2006, the FDA issued a second warning letter to Medelle after its review of the inspection data that was copied by the inspector and reviewed separately.  The warning letter requested clarification of the information that the FDA did not understand while reviewing the copied data.  Within one month of responding to the warning letter, Medelle received a letter dated September 28, 2006, from the FDA, that Medelle are in substantial compliance with IDE regulations and no further action was required by the company.

At present, we are more than halfway completed with the clinical trials requested by the FDA.  We anticipate completing those clinical trials by the end of 2009.  Thus, we believe that we will receive FDA clearance by 2010, though there can be no assurance that we will be successful in doing so on a timely basis, if at all.

International Regulations

We are also subject to regulation in each of the foreign countries where our products are sold.  Many of the regulations applicable to our products in such countries are similar to those of the FDA.  The national health or social security organizations of certain countries require that our products be qualified before they can be marketed in those countries.  Many of the Asian and Latin American countries we are targeting do not have a formal approval process.

CE Mark

INVO Bioscience’s activities during its development stage have included developing the business plan, seeking regulatory clearance in Europe and the United States and raising capital.  In May 2008, INVO Bioscience received notice that the INVOcell product met all the essential requirements of the relevant European Directive(s), and received CE marking.  The CE mark is a mandatory conformity mark on many products placed on the single market in the European Economic Area (EEA).  The CE mark (an acronym for the French "Conformité Européenne") certifies that a product has met EU health, safety and environmental requirements, which ensure consumer safety.

With CE marking, the Company now has the ability and necessary regulatory authority to distribute its product in the European Economic Area (i.e., Europe, Canada, Australia, New Zealand,  most parts of the Middle East and Latin America).

INTELLECTUAL PROPERTY

More than 800 cases of an INVO procedure have been documented in peer-reviewed journals since the 1980s, using an incubation device not specifically designed for the process but functionally capable of demonstrating success rates equivalent to IVF at that time.  The INVOcell device was specially developed and manufactured to optimize the ease of use and effectiveness of the procedure at an affordable price.  This product development process has resulted in five active patents worldwide covering both the INVOcell device and the INVO process.  These patents were transferred to and are the property of Bio X Cell, Inc, a wholly own subsidiary of INVO Bio Science Inc.

LEGAL PROCEEDINGS

Neither we, nor any of our controlled affiliates, either direct or indirectly, including INVO Bioscience are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position or cash flows.

PROPERTY

We currently do not own any property.  Our principal executive office is located at 100 Cummings Center, Suite 421E, Beverly, Massachusetts 01915, pursuant to a lease entered into by INVO Bioscience in January 2007 (the “lease”) for 3,294 square feet of general office space.  The lessor is Cummings Properties, LLC and the lease commenced in January 2007 and concludes on December 31, 2008.  The Company paid a security deposit of $3,000, which was repaid to the Company in equal $500 installments over the first six months of the lease.  The company received no rent incentives or improvement allowances under this agreement.  The lease requires the Company to pay minimum lease payments of $2,000 per month for the duration of the lease.  The lease is subject to a cost of living increase equal to the Boston, Massachusetts Consumer Price Index at the beginning of each calendar year.  We have renewed this lease for an additional two-year term expiring on December 31, 2010.  We are considering extending the lease for an additional 3 years, which would include a move to a larger office in the same building in March 2009.  The new office space comprises approximately 4,800 square feet of general office space.

EMPLOYEES

As of November 30, 2008, we have seven full-time employees.  We consider our relationship with our employees to be good.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled "Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition or Plans of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission (“SEC”) that are incorporated into this Current Report on Form 8-K by reference.

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
OR PLAN OF OPERATIONS

Overview

The following discussion is an overview of the important factors that management focuses on in evaluating INVO Bioscience’s businesses, financial condition and operating performance and should be read in conjunction with our financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

The previous management of Emy’s determined that it was in the best interests of Emy’s shareholders to agree to the Share Exchange and acquire Bio X Cell, Inc., a Commonwealth of Massachusetts company (d/b/a/ “INVO Bioscience”) that has developed its patented technology, the INVOcell and the INVO procedure, which are designed to be less expensive and simpler to perform than conventional in vitro fertilization.  As part of the Share Exchange, Emy’s ceased the salsa distribution business and INVO Bioscience became a wholly owned subsidiary of Emy’s.

The Share Exchange is being accounted for as a “reverse merger” because the INVO Bioscience Shareholders now own a majority of the outstanding shares of our Common Stock immediately following the Share Exchange.  INVO Bioscience is deemed the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of INVO Bioscience and are recorded at the historical cost basis of INVO Bioscience, and the consolidated financial statements after completion of the Share Exchange include our assets and liabilities and those of INVO Bioscience, historical operations of INVO Bioscience, and our operations from the Closing of the Share Exchange.  The financial results summarized below are based on INVO Bioscience’s audited balance sheet as of December 31, 2007 and unaudited balance sheet as of September 30, 2008 and related audited statements of operations and retained earnings and statements of cash flows.

Through our wholly-owned subsidiary, INVO Bioscience, we operate in the biotechnology industry and developed INVO technology to help infertile couples to have a baby.  In-vitro fertilization (IVF) is an effective treatment option for most infertile couples.  Our patented and proven INVOcell technology is a low cost alternative to IVF that is much simpler to perform.  It can be provided in a physician’s office and, therefore, can be available in many more locations than IVF.  INVO uses a device, the INVOcell, which we currently intend to price between $175-$450 to distributors in the developing countries around the world and $400-$850 in Europe and the U.S.  We can manufacture, assemble, package, sterilize and ship an INVOcell for under $50.

On October 16, 2009, we entered into a signed an exclusive distributor agreement with a distributor in Turkey providing for distribution throughout Turkey, North Cyprus, Kosovo, Albania, Azerbaijan, Uzbekistan, Bulgaria and Kazakhstan.  We also have signed distribution agreements with pharmaceutical distributors in Canada and Thailand and are in negotiations with other distributers, including Galaxy Pharma, a distributor in India and parts of the Middle East.

Results of Operations

INVO Bioscience was founded in January 2007.  We have generated no sales of our primary product, the INVOcell device, through September 30, 2008.  We have been focusing our efforts on introducing the INVOcell into new markets as we await FDA approval in the U.S.  To that end, we have signed contracts for the purchase of the INVOcell device in Pakistan, Turkey, Canada and Thailand.  To date, we have taken orders for 5,875 INVOcell devices.  For the fourth quarter 2008 to date, INVO Bioscience has revenues of approximately $45,000 for the sale of the INVOcell, selling 195 units along with INVO Blocks and associated accessories.

Operational, general and administrative expenses were $210,520 for year ended December 31, 2007 and $,252,639 for the nine-month period ended September 30, 2008.

We currently are incurring a net loss as we continue to market our product and proprietary process as we endeavor to increase our revenue base.  It is expected that we will continue to generate net losses for the next few quarters.

We cannot predict what our level of activity will be over the next 12 months.  However, INVO Bioscience anticipates that it will launch the sale of the INVOcell device in Canada, Europe, India and the Middle East through established distributors, IVF centers and physicians.  With the cost of the INVO procedure being less than half the cost of IVF, we believe we can penetrate 5% of the currently untreated infertility market, though there can be no assurance that we will be successful in doing so.

To achieve this plan, we will require additional financing.  As we expand our distribution base, our costs and expenses will exceed the cash flow being generated and therefore we will require additional capital.

Due to our early stage of growth, each of the items from our Statement of Operations may not be indicative of future levels of activity.  As such, we expect our costs and losses to increase in future periods as we seek to ramp up sales and incur infrastructure costs.  As we move forward, the Company expects to expand its sales force and clinical trainers and continuing to travel to more continents.  Additionally, the Company expects to upgrade its computer software in 2009 in the areas of customer relationship management, material requirements planning/inventory tracking and financial reporting.

We had a net loss of $652,508, a working capital deficiency of $58,713, a stockholder deficiency of $309,173, and cash used in operations of $395,218 and $61,912 for the nine-month periods ended September 30, 2008 and 2007.  This raises substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.  Our financial statements attached do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Liquidity and Capital Resources

As of September 30, 2008, we had $26,452 in cash and no cash equivalents.  Historically, we were funded through sales of our common stock and loans from or collateralized by Dr. Claude Ranoux.  As of December 31, 2007, the balance of Dr. Ranoux’s loan was $93,545.  As of September 30, 2008, Dr. Ranoux’s total loan amount with interest was $96,462 (the “Principal Amount”).  We agreed to repay the Principal Amount, plus interest that accrues at 5% per annum, to Dr. Ranoux by March 31, 2009.  Dr. Ranoux may elect to convert the Principal Amount plus all accrued interest into shares of our Common Stock at any time prior to payment upon ten (10) days advance written notice before March 31, 2009.  The conversion price shall be the fair market value of a share of Common Stock on the date of conversion.

In addition to the funding we received by Claude Ranoux, on May 19, 2008, Lionshare Ventures LLC (“LSV”) signed a term sheet in favor of the Company whereby it agreed to invest $1,500,000 in exchange for shares of INVO Bioscience’s common stock.  As of November 30, 2008, LSV has invested $585,000 in INVO Bioscience.

Following the Share Exchange, LSV remains obligated to contribute $450,000 to the Company, which amount is part of the $1,500,000 agreed to in May 2008, by February 28, 2009, as consideration for previously issued shares of Common Stock.  To secure the payment of the $450,000, Lionshare Venture Holdings, LLC has pledged 2,000,000 shares of the Emy’s Common Stock it owns to the Company.

Immediately following the Closing, we entered into the Securities Purchase Agreement with Barry Honig and Whalehaven Capital Fund Limited.  Pursuant to the Securities Purchase Agreement, the investors invested $375,000 in exchange for 375,000 shares of our Common Stock at a price of $1.00 per share, which amount is part of the $1,500,000 commitment agreed to by LSV in May 2008 in view of LSV’s introduction of these investors.

In addition, we raised $90,000 from four investors between June 2008 and October 2008, which amount is part of the $1,500,000 commitment agreed to by LSV in May 2008 in view of LSV’s introduction of these investors.

The Company maintains a $50,000 working capital line of credit with Century Bank.  Interest is payable monthly at the rate of .24% above the bank’s prime lending rate.  As of December 31, 2007, the rate was 7.99%.  This line of credit matures May 31, 2010.  At December 31, 2007, the balance outstanding on the line of credit was $49,221.  At September 30, 2008, the interest rate was 5.49% and the balance outstanding on the line of credit was $50,000.

Off Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.  An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

-	Any obligation under certain guarantee contracts;
-	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;
-
Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position; and

-
Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations.  In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations.  These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies and Estimates

The discussion and analysis of INVO Bioscience’s financial condition presented in this section are based upon the audited consolidated financial statements of INVO Bioscience, which have been prepared in accordance with the generally accepted accounting principles in the United States.  During the preparation of the financial statements, INVO Bioscience is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, INVO Bioscience evaluates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  A summary of significant accounting policies are included below.  Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Property, Plant and Equipment

We record property and equipment at cost.  Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to 40 years.  We capitalize the expenditures for major renewals and improvements that extend the useful lives of property and equipment.  Expenditures for maintenance and repairs are charged to expense as incurred.  We review the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate.  If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25.  Under SFAS No. 123(R), companies are required to measure the compensation costs of share based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.  Share based compensation arrangements include stock options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans.  In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107.  SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share based payment arrangements for public companies.  SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods.  On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R.  Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123.  Effective January 1, 2006, we fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107.  As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Revenue Recognition

Revenue is recognized when earned.  Our revenue recognition policies comply with the SEC's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition."  Essentially, we recognize revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141R").  SFAS No. 141R is a revision to SFAS No. 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS No.141R retains the fundamental requirement of SFAS No. 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date.  The Company is currently evaluating the requirements of SFAS No. 141R.

In December 2007, the FASB also issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements."  This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries.  Non-controlling interest will be reported as part of equity in the consolidated financial statements.  Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions.  Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings.  SFAS No. 160 is effective for periods beginning after December 15, 2008.  The Company is currently evaluating the requirements of SFAS No. 160.

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to understand their effects on an entity’s financial position, financial performance and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  We are currently evaluating the impact of adopting SFAS No.161 on our consolidated financial statements.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing our Common Stock.  There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  The risks described below are not the only ones we will face.  If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us, material risks related to our industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or quoted on an over-the-counter market.

The Company’s future revenues will be derived from the production and distribution of the INVOcell in the United States and around the world.  There are numerous risks, known and unknown, that may prevent us from achieving our goals including, but not limited to, those described below.  Additional unknown risks may also impair our financial performance and business operations.  Our business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of our securities could be detrimentally affected, and investors may lose part or all of their investment.  Please refer to the information in this report for further details pertaining to our business and financial condition.

Risks Relating to Our Company

Our business has posted net operating losses, has limited operating history and will need capital to grow and finance its operations.

From the inception of our operating subsidiary, INVO Bioscience, until September 30, 2008, INVO Bioscience had a net loss of $652,508.  INVO Bioscience has had a limited operating history and is essentially an early-stage operation.  We will continue to be dependent on having access to working capital that will allow us to finance operations during its growth period.  Continued net operating losses together with limited working capital make investing in our Common Stock a high-risk proposal.  The adverse effects of a limited operating history include reduced management visibility into forward sales, marketing costs, customer acquisition and retention, which could lead to missing targets for achievement of profitability.

We require substantial additional capital to continue as a going concern which if not obtained could result in a need to curtail or cease operations.

As reflected in the accompanying financial statements, the Company is in the development stage with no revenues, has a net loss of $652,508, a working capital deficiency of $58,713, a stockholder deficiency of $309,173, and cash used in operations of $395,218 and $61,912 for the nine-month periods ended September 30, 2008 and 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We require substantial additional funding to meet our future operating and capital expenditure requirements.  To execute on our business plan successfully, we will need to raise additional money in the future.  The exact amount of funds raised, if any, will determine how aggressively we can grow and what additional projects we will be able to undertake.  No assurance can be given that we will be successful that we will be able to raise capital when needed or at all, or that such capital, if available, will be on terms acceptable to us.  If we are not able to raise additional capital, our business will likely suffer.

Our business is subject to significant competition.

The infertility industry is highly competitive and characterized by technological improvements.  New artificial reproductive technology (“ART”) services, devices and techniques may be developed that may render obsolete the INVOcell.  Competition in the areas of infertility and ART services is largely based on pregnancy rates and other patient outcomes.  Accordingly, the ability of our business to compete is largely dependent on our ability to achieve adequate pregnancy rates and patient satisfaction levels.  Our business operates in highly competitive areas that are subject to continual change.  New health care providers and medical technology companies entering the market may reduce our market share, patient volume and growth rates.  Additionally, increased competitive pressures may require us to commit more resources to our marketing efforts, thereby increasing our cost structure and affecting our profitability.  There can be no assurance that we will be able to compete effectively nor can there be assurance that additional competitors will not enter the market, or that such competition will not make it more difficult for us to enter into additional contracts with fertility clinics or open profitable vein care clinics.

We need to manage growth in operations to maximize our potential growth.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our services in the bioscience industry.  This expansion will place a significant strain on our management and our operational and sales systems.  We expect that we will need to continue to improve our INVO technology, operating procedures and management information systems.  We will also need to effectively train, motivate and manage our employees.  Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our internal growth strategy may not be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow internally through increasing the customers we target.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, unexpected costs, costs associated with marketing efforts and maintaining a strong client base.  Therefore, we cannot assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

We may be unable to implement our strategies in achieving our business objectives.

Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development.  However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to implement our strategies successfully, our business operations and financial performance may be adversely affected.

Our products incorporate intellectual property rights developed by us that may be difficult to protect or may be found to infringe on the rights of others.

While we currently own four patents, there can be no assurance that any of these patents will not be challenged, invalidated or circumvented, or that any rights granted under these patents will in fact provide competitive advantages to us. The U.S. or EU could place restrictions on the patentability of medical devices. Any limitations on the patentability of medical devices may materially affect our business. We utilize a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements in addition to relying on patent, copyright and trademark laws to protect our intellectual property rights.  However, these measures may not be adequate to prevent or deter infringement or other misappropriation.  Moreover, we may not be able to detect unauthorized use or take appropriate and timely steps to establish and enforce our proprietary rights.  In fact, existing laws of some countries in which we conduct business offer only limited protection of our intellectual property rights, if at all.  As the number of market entrants as well as the complexity of the technology increases, the possibility of functional overlap and inadvertent infringement of intellectual property rights also increases.

We must defend our intellectual property rights from infringement through extensive legal action.

Third parties may assert in the future, claims against us alleging that we infringe their intellectual property rights.  Defending such claims may be expensive, time consuming and divert the efforts of our management and/or technical personnel.  As a result of litigation, we could be required to pay damages and other compensation, develop non-infringing products or enter into royalty or licensing agreements.  However, we cannot be certain that any such licenses, if available at all, will be available to us on commercially reasonable terms.

We regard our trade secrets, patents and similar intellectual property as critical to our success.  We rely on patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights.  No assurance can be given that our patents will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us.  In addition, we intend to defend our intellectual property rights from infringement through legal action if needed, which could be very costly which would adversely affect our profitability.  Our limited capital resources could put us at a disadvantage if we are required to take legal action to enforce our intellectual property rights.

We face potential liability as a provider of a medical device.  These risks may be heightened in the area of artificial reproduction.

The provision of medical devices entails the substantial risk of potential claims of tort injury claims.  The Company does not engage in the practice of medicine or assume responsibility for compliance with regulatory requirements directly applicable to physicians.  Although we currently maintain product liability insurance that we believe is adequate as to risk and amount, successful claims could exceed the limits of our insurance and could have a material adverse effect on our business, financial condition or operating results.  Moreover, there can be no assurance that we will be able to obtain such insurance on commercially reasonable terms in the future or that any such insurance will provide adequate coverage against potential claims.  In addition,  a claim asserted  against us could be costly to defend,  could  consume  management  resources  and could  adversely  affect our reputation and business,  regardless of the merit or eventual outcome of such claim.

There are inherent risks specific to the provision of infertility and ART services.  For example, the long-term effects on women of the administration of fertility medication, integral to most infertility and ART services,  are of concern to certain physicians and others who fear the medication may prove to be carcinogenic or cause other medical problems.  Currently, fertility medication is critical to most infertility and ART services and a ban by the FDA or foreign regulatory or other limitation on its use would have a material adverse effect on our business.

If we fail to maintain adequate quality standards for our products, our business may be adversely affected and our reputation harmed.

Our customers are expecting that our products will perform as we claim.  Our manufacturing companies and packaging processes will be relied upon heavily.  A failure to sustain the specified quality requirements could result in the loss of demand for our products.  Delays or quality lapses in our production lines could result in substantial economic losses to us.  Although we believe that our continued focus on quality throughout the Company adequately addresses these risks, there can be no assurance that we will not experience occasional or systemic quality lapses in our manufacturing and service operations.  We have limited manufacturing capabilities, and if our manufacturing capabilities are insufficient to produce an adequate supply of products at appropriate quality levels, our growth could be limited and our business could be harmed.  If we experience significant or prolonged quality problems, our business and reputation may be harmed, which may result in the loss of customers, our inability to participate in future customer product opportunities and reduced revenue and earnings.

We heavily rely on third party package delivery services, and a significant disruption in these services or significant increases in prices may disrupt our ability to import or export materials, increase our costs and lower our profitability.

We ship a significant portion of our products to our customers through independent package delivery companies.  If any of our key third party package delivery providers experience a significant disruption such that any of our products, components or raw materials cannot be delivered in a timely fashion or such that we incur additional shipping costs that we could not pass on to our customers, our costs may increase and our relationships with certain of our customers may be adversely affected.  In particular, if our third party package delivery providers increase prices and we are not able to find comparable alternatives or make adjustments to our delivery network, our profitability could be adversely affected.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officers, Kathleen Karloff and Claude Ranoux.  The loss of the services of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals.

We may never pay any dividends to shareholders.

We have never paid any dividends and have not declared any dividends to date in 2008.  Our board of directors does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We may have difficulty raising necessary capital to fund operations because of market price volatility for our shares of Common Stock.

In recent years, and indeed in recent months in particular, the securities markets in the U.S. and around the world have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new products and services related to our industries and to expand into new markets.  The exploitation of our services may be dependent therefore upon our ability to obtain financing through debt and equity or other means.

Currency exchange fluctuations may affect the results of our operations.

We intend distribute our INVOcell product throughout the world.  We intend to transact our international sales in U.S. dollars, and European, Latin American and Asian currencies.  Our results of operations thus will be affected by fluctuations in currency exchange rates.  Although we may enter into foreign currency exchange forward contracts from time to time to reduce our risk related to currency exchange fluctuation, our results of operations might still be impacted by foreign currency exchange rates.  Because we do not anticipate that we will hedge against all of our foreign currency exposure, our business will continue to be susceptible to foreign currency fluctuations.

We are subject to risks in connection with changes in international, national and local economic and market conditions because of global developments.

Our business is subject to risks in connection with changes in international, national and local economic and market conditions because of global developments. Beyond the risks of doing business internationally, there is also the potential impact of changes in the international, national and local economic and market conditions as a result of global developments, including the effects of global financial crisis, effects of terrorist acts and war on terrorism, U.S. and Canadian presence in Iraq and Afghanistan, potential conflict or crisis in North Korea or Middle East and current global credit crisis, negatively affecting infertile couples’ ability to pay for fertility treatment around the world.

International sales will account for a significant part of our revenue especially in the ensuing period before we obtain FDA clearance, if ever.  We will experience additional risks associated with these sales include:

•	political and economic instability;

•	export controls;

•	changes in legal and regulatory requirements;

•	United States and foreign government policy changes affecting the markets for our products; and

•	changes in tax laws and tariffs.

Any of these factors could have a material adverse effect on our business, results of operations and financial condition. We sell our products in certain international markets mainly through independent distributors. If a distributor fails to meet annual sales goals, it may be difficult and costly to locate an acceptable substitute distributor.  If a change in our distributors becomes necessary, we may experience increased costs, as well as a substantial disruption in operations and a resulting loss of revenue.

We are subject to significant regulation by the government and other regulatory authorities.

Our business is heavily regulated in the United States and internationally.  In addition to the FDA, various other federal, state and local regulations also apply.  If we fail to comply with FDA or other regulatory requirements, we could be subjected to civil and criminal penalties, or even required to suspend or cease operations.  Any such actions could severely curtail our sales.  In addition, more restrictive laws, regulations or interpretations could be adopted, which could make compliance more difficult or expensive or otherwise adversely affect our business.  We devote substantial resources to complying with laws and regulations; however, the possibility cannot be eliminated that interpretations of existing laws and regulations will result in findings that we have not complied with significant existing regulations.  Such a finding could materially harm the business.  Moreover, healthcare reform is continually under consideration by regulators, and the Company does not know how laws and regulations will change in the future.

We are conducting clinical trials related to newer technologies that may prove unsuccessful and have a negative impact on future sales.

We are conducting clinical trials related to the INVOcell.  While we are confident in the future outcomes of these trials, an unsuccessful trial could affect the marketability of this product in the future and to the receipt of FDA clearance in particular.

Changes in the healthcare industry may require us to decrease the selling price for our products or could result in a reduction in the size of the market for our products, each of which could have a negative impact on our financial performance.

Trends toward managed care, healthcare cost containment and other changes in government and private sector initiatives in the U.S. and other countries in which we do business could place increased emphasis on the delivery of more cost-effective medical therapies, which could work in our favor unless more cost-effective devices become available, which could adversely affect the sale and/or the prices of our products.  There are proposed and existing laws and regulations in domestic and international markets regulating pricing and profitability of companies in the healthcare industry.  There have been initiatives by third-party payers to challenge the prices charged for medical products, which could affect our ability to sell products on a competitive basis in the future.  There has been a consolidation among healthcare facilities and purchasers of medical devices in the U.S. who prefer to limit the number of suppliers from whom they purchase medical products, and these entities may decide to stop purchasing our products or demand discounts on our prices.  Both the pressure to reduce prices for our products in response to these trends and the decrease in the size of the market because of these trends could adversely affect our levels of revenues and profitability of sales, which could have a material adverse effect on our business.

General economic conditions, which are largely out of our control, may adversely affect our financial condition and results of operations.

The Company’s businesses may be affected by changes in general economic conditions, both nationally and internationally.  Recessionary economic cycles, higher interest rates, higher fuel and other energy costs, inflation, higher levels of unemployment, changes in the laws or industry regulations or other economic factors may adversely affect the demand for the Company’s products.  Additionally, these economic factors, as well as higher tax rates, increased costs of labor, insurance and healthcare, and changes in other laws and regulations may increase the Company’s cost of sales and operating expenses, which may adversely affect the Company’s financial condition and results of operations.  Our primary business is the sale of capital equipment.  While customers may delay their purchases of capital equipment in the near-term due to the current economic environment, the equipment will ultimately need to be replaced as defibrillator products are a standard of care.  However, we cannot be sure as to how long such delays may continue.

Recent economic trends could adversely affect our financial performance.

Economic downturns and declines in consumption in our markets may affect the levels of both our sales and profitability.  As widely reported, the domestic and global financial markets have been experiencing extreme disruption in recent months, including severely diminished liquidity and credit availability.  Concurrently, economic weakness has begun to accelerate.  We could be negatively impacted if these conditions exist for a sustained period, or if there is further deterioration in financial markets and major economies.  The current tightening of credit in financial markets may adversely affect the ability of our customers and suppliers to obtain financing, which could result in a decrease in, or deferrals or cancellations of, the sale of our products and services.  In addition, weakening economic conditions and outlook may result in a decline in spending for ART and fertility assistance that could adversely affect our results of operations and liquidity.  We are unable to predict the likely duration and severity of the current disruption in the domestic and global financial markets and the related adverse economic conditions.

 Risks Relating to the Share Exchange

Our Chief Executive Officer, Kathleen Karloff, beneficially owns 11.01% and our President, Dr. Claude Ranoux, owns 47.90% of our outstanding Common Stock, which gives them control over certain major decisions on which our stockholders may vote.

Because of the Share Exchange, two of our officers and directors beneficially own 58.90% of our outstanding shares.  The interests of these two individuals may differ from the interests of other stockholders.  As a result, these officers and directors will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

·	Electing or defeating the election of directors;
·	Amending or preventing amendment of our Articles of Incorporation or bylaws;
·	Effecting or preventing a merger, sale of assets or other corporate transaction; and
·	Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of our Common Stock or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because of the Share Exchange, INVO Bioscience became a wholly-owned subsidiary of a company that is subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

Because of the Share Exchange, INVO Bioscience has become an indirect wholly-owned subsidiary of a company that is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if INVO Bioscience had remained privately-held and did not consummate the Share Exchange.  In addition, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public entity, we expect these rules and regulations to increase compliance costs and to make certain activities more time consuming and costly.  As a public entity, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve as directors or as executive officers.

Because INVO Bioscience became public by means of a share exchange, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with INVO Bioscience becoming public through a share exchange.  Specifically, securities analysts of major brokerage firms may not provide coverage of our business since there is no incentive to brokerage firms to recommend the purchase of our Common Stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Risks Related to Our Common Stock

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in major costs to us.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develop.

Our shares of Common Stock are very thinly traded, and the price may not reflect our value; there can be no assurance that there will be an active market for our shares now or in the future.

We have a trading symbol for our Common Stock ("EMYS"), which permits our shares to be quoted on the Over-the-Counter Bulletin Board (“OTCBB”), which is a quotation medium for subscribing members, not an issuer listing service.  However, our shares of Common Stock are very thinly traded, and the price, if traded, may not reflect our value.  There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.  The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors.  There can be no assurance given that there will be any awareness generated.  Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  If a more active market should develop, the price may be highly volatile.  Because there may be a low price for our shares of Common Stock, many brokerage firms may not be willing to effect transactions in the securities.  Even if an investor finds a broker willing to effect a transaction in the shares of our Common Stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such shares of Common Stock as collateral for any loans.

We may be subject to the penny stock rules, which will make the shares of our Common Stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock.  As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

Sales of our currently issued and outstanding Common Stock may become freely tradable pursuant to rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares.

A substantial majority of our outstanding shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act.  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of Common Stock, may have a depressive effect upon the price of our shares of Common Stock in any active market that may develop.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely affect investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

Our controlling stockholders may take actions that conflict with your interests.

Certain of our officers and directors beneficially own approximately 58.90% of our Common Stock pursuant to the terms of the Share Exchange Agreement.  In this case, all of our officers and directors will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies.  The directors elected by these stockholders will be able to influence decisions affecting our capital structure significantly.  This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.  For example, our controlling stockholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and president who received or was entitled to receive remuneration in excess of $100,000 during the stated periods.  As reflected below, none of our officers received cash compensation during fiscal 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Kathleen Karloff, CEO/Director(1)	2007	0	0	$4,498	0	0	0	0	0
Claude Ranoux President/Director(2)	2007	0	0	$19,731	0	0	0	0	0
Philip Warren (3)	2007	0	0	$2,761	0	0	0	0	0

(1)
Kathleen Karloff was elected as the chief executive officer, secretary and member of the Board of Directors of the Company effective upon the resignation of Andrew Uribe in connection with the acquisition of INVO Bioscience on December 5, 2008.  During 2007, Ms. Karloff received shares of common stock valued at $.2857/ share.

(2)
Claude Ranoux was elected as the president, treasurer and member of the Board of Directors effective upon the resignation of Andrew Uribe, in connection with the acquisition of INVO Bioscience on December 5, 2008.  During 2007, Dr. Ranoux received shares of common stock valued at $.2857/ share.

(3)	Philip Warren served as the Chief Executive Officer of INVO Bioscience from May 2007 to September 2008. During 2007, Mr. Warren received shares of common stock valued at $.2857/ share.

  Stock Option Grants

No stock option grants have been awarded to the named executive officers since the inception of the Company.

   MANAGEMENT

Directors and Executive Officers

Concurrent with the Closing, Andrew Uribe, Emy’s president, chief executive officer, secretary, treasurer and director, resigned from these positions, Jean Young resigned from his position as a director and we appointed new officers and directors

The following table sets forth the names, ages and positions of our new executive officers and directors as of the Closing.  Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.  A brief biography of each officer and director are more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

NAME	AGE	POSITION
Kathleen Karloff	53	Chief Executive Officer, Secretary and Director

Claude Ranoux	57	President, Treasurer and Director

Employment Contracts

Kathleen Karloff, chief executive officer, secretary and member of the Board of Directors, has executed an employment agreement with INVO Bioscience effective as of February 1, 2008.  The agreement provides for an annual salary of $175,000 and health and life insurance and retirement plan along with the reimbursement of expenses.  In the event that Ms. Karloff’s employment is terminated other than for good cause (as defined in the employment agreement), she will receive his salary and full medical benefits for twelve (12) months thereafter.  Kathleen Karloff voluntarily agreed to a salary reduction from February 1, 2008 through September 1, 2008 to $101,061.75 per year, however, that reduction is no longer in effect.

Dr. Claude Ranoux, president, Treasurer and member of the Board of Directors, has executed an employment agreement with INVO Bioscience effective as of February 1, 2008.  The agreement provides for an annual salary of $175,000 and health and life insurance and retirement plan along with the reimbursement of expenses.  In the event that Dr. Ranoux’s employment is terminated other than for good cause (as defined in the employment agreement), he will receive his salary and full medical benefits for twelve (12) months thereafter.  Claude Ranoux voluntarily agreed to a salary reduction from February 1, 2008 through September 1, 2008 to $86,478.42 per year, however, that reduction is no longer in effect.

Directors’ and Officers’ Liability Insurance

We have an insurance policy to insure directors and officers against certain liabilities.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives, however, we intend to adopt one in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither our shareholders nor we will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we intend to require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Claude Ranoux, co-founder of INVO Bioscience, loaned funds to INVO Bioscience to sustain its operations since inception.  As of December 31, 2007, the Principal Amount of Dr. Ranoux’s loan was $93,545.  By September 30, 2008, the Principal Amount of Dr. Ranoux’s loan was $96,462.  On September 8, 2008, INVO Bioscience memorialized the loan transactions by executing a promissory note (the “Promissory Note”) with Dr. Ranoux, in which INVO Bioscience agreed to repay the Principal Amount, plus interest at 5% per annum, by March 31, 2009.  The Promissory Note provides that at Dr. Ranoux’s election, the Principal Amount plus all accrued interest is convertible into shares of INVO Bioscience common stock at any time prior to the repayment of the Principal Amount upon ten (10) days advance written notice.

On December 1, 2008, Dr. Ranoux executed a letter agreement with the Company to amend the Promissory Note to allow conversion into shares of Emy’s Common Stock following the Closing.  For purposes of the Promissory Note, the conversion price shall be the fair market value of a share of Common Stock, defined as the average of the closing bid and asked prices of the shares quoted on the OTCBB (if not on the NASDAQ system) or the closing price quoted on the Nasdaq Stock Market or any exchange on which the shares are listed, whichever is applicable, as published in the Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value, or if the shares are not traded over-the-counter or on an exchange, the fair market value of a share shall be as determined by an independent appraiser appointed in good faith by the Board of Directors.  The Principal Amount and all accrued interest must be converted at one time.  The letter agreement did not modify the determination of the conversion price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the names and beneficial ownership of the 53,620,000 shares of our Common Stock as of December 10, 2008, and after giving effect to the Share Exchange requiring the issuance of 38,307,500 shares to the INVO Bioscience Shareholders and 375,000 shares to certain investors pursuant to the Securities Purchase Agreement, by each of our directors, all of our directors and executives as a group, and to the best of our knowledge, all holders of 5% or more of the issued and outstanding shares of the Company’s voting stock.  Unless otherwise noted, the address of all of the individuals and entities named below is care of Emy’s Salsa Aji Distribution Company, Inc., 100 Cummings Center, Suite 421E, Beverly, Massachusetts 01915:

Name and Address of Beneficial Owner (1)	Nature of Security	Number of Shares	Percentage of Common Stock

Directors and Officers:

Kathleen Karloff	Common Stock	5,862,159	10.93%

Claude Ranoux	Common Stock	25,501,473	47.56%

All directors and executive officers as a group (2 persons)		31,363,632	58.49%

Other 5% or more Shareholders:

Phillip Warren	Common Stock	3,570,778	6.66%

Christopher Esposito	Common Stock	4,806,200	8.96%

All 5% or more shareholders		8,376,978	15.62%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities.  Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him or her.

DESCRIPTION OF SECURITIES

As of December 10, 2008, our authorized capital stock consists of 75,000,000 shares of Common Stock, par value $0.0001 per share.  The Company had 61,937,500 shares issued and outstanding immediately prior to the Share Exchange.  Our charter does not authorize any shares of preferred stock.  Pursuant to the Share Exchange Agreement, certain shareholders of Emy’s agreed to cancel 47,000,000 shares of Emy’s Common Stock and Emy’s agreed to issue 38,307,500 newly-issued shares of Common Stock to INVO Bioscience shareholders.  As of December 5, 2008 and immediately after Closing, an aggregate of 53,245,000 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.

On November 7, 2008, Emy’s Board of Directors approved a 5-1 forward stock split (the “Forward Split”) of our Common Stock with a record date of November 10, 2008 for the Company’s issued and outstanding shares and not its authorized shares.  The Forward Split was payable on November 12, 2008.  Emy’s had 12,387,500 shares outstanding prior to the Forward Split and 61,937,500 shares outstanding thereafter.

On December 5, 2008, we entered into the Securities Purchase Agreement with the certain investors who have piggyback registration rights that permit them to register their Common Stock on any registration statement filed by the Company.  In addition, pursuant to certain anti-dilution rights granted under the Securities Purchase Agreement to the investors, the Company may be obligated to issue additional shares of its Common Stock to the investors in the event it issues Common Stock to future investors at a per share purchase price less than $1.00.  The number of additional shares to be issued in such event is equal to that number of shares that the investors would have acquired at such price had that price been offered at the time of their original investment, minus the number of shares acquired in their original investment.  Further, pursuant to the letter agreement, LSV and its managing member, Christopher Esposito, have agreed to forfeit to us, one share of our Common Stock for ever two shares we would be required to issue up to the maximum of 562,5000 shares, which number of shares are being held in escrow by us until December 5, 2010.

With the issuance of the 375,000 shares of Common Stock pursuant to the Securities Purchase Agreement, effective as of December 11, 2008, we have 53,620,000 shares issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.

Cumulative voting is not provided for in our articles of incorporation or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

INVO Bioscience is, and has always been, a privately-held company and now is a wholly-owned subsidiary of the Company.  There is not, and never has been, a public market for the securities of INVO Bioscience.  Our Common Stock is approved for quotation on the OTCBB under the symbol “EMYS,” but there is currently no liquid trading market.  After the Closing, we intend to change our ticker symbol.

The SEC has adopted regulations, which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our Common Stock is currently a “penny stock” as defined in the Exchange Act.  As a result, an investor may find it more difficult to dispose of or obtain accurate price quotations.  In addition, the “penny stock” rules adopted by the SEC subject the sale of the shares of the common stock to certain regulations which impose sales practice requirements on broker-dealers such as requiring that they provide their customers with documentation of the risks of investing in such securities before effecting the transaction, along with:

o	The bid and offer price quotes for the penny stock,
o	The number of shares to which the quoted prices apply,
o	The brokerage firm’s compensation for the trade, and
o	The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send to the investor monthly account statement that gives an estimate of the value of each penny stock in the investor’s account, and a written statement of the investor’s financial situation and investment goals.  These disclosure and other requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  The penny stock rules may discourage investor interest in and limit the marketability of our Common Stock.

Transfer Agent and Registrar

Island Stock Transfer is currently the transfer agent and registrar for our Common Stock.  Its address is 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701.  Its phone number is (727)289-0010 and its fax number is (727) 289-0069.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  Our board of directors currently intends to retain all earnings for use in the business for the near future.  See “Risk Factors.”

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our articles of incorporation provide that the Company will indemnify any person who is or was a director, officer, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law.  Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, the Company’s bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Item 3.02 Unregistered Sales of Equity Securities

The Company has sold certain shares of INVO Bioscience common stock for cash and has issued shares of common stock in exchange for services.  For the following issuances of our securities, we claimed the exemption from registration set forth in Section 4(2) of the Securities Act and the rules thereunder, as private transactions not involving a public distribution.  The facts we relied upon to claim the exemption include: (i) the purchasers represented that they purchased shares from the Company for investment and not with a view to distribution to the public; (ii) each certificate issued for unregistered securities contains a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities; (iii) the purchasers represented that they were accredited investors and sophisticated and were familiar with our business activities; and (iv) the purchasers were given full and complete access to any corporate information requested by them.

Pursuant to the Share Exchange Agreement, we issued 38,307,500 newly-issued shares of our Common Stock to the INVO Bioscience shareholders in exchange for 100% of the outstanding shares of INVO Bioscience.  Such securities were not registered under the Securities Act.

After the consummation of the transaction contemplated by the Share Exchange Agreement, on the day of the Closing, we entered into the Securities Purchase Agreement with the investors pursuant to which, the investors contributed $375,000 in exchange for 375,000 shares of our Common Stock at a price of $1.00 per share.  The investors have piggyback registration rights that permit them to register their Common Stock on any registration statement filed by the Company.

Registration Rights

Pursuant to the Securities Purchase Agreement, dated December 5, 2008, the purchasers of our Common Stock have piggyback registration rights that permit them to register their Common Stock on registration statements filed by the Company.  In addition, pursuant to certain anti-dilution rights granted under the Securities Purchase Agreement, the Company may be obligated to issue additional shares of its Common Stock to the investors in the event it issues Common Stock to future investors at a per share purchase price less than $1.00.  The number of additional shares to be issued in such event is equal to that number of shares that the investors would have acquired at such price had that price been offered at the time of their original investment, minus the number of shares acquired in their original investment.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(1)	Dismissal of Independent Accountant.

On December 4, 2008, Berman & Company, P.A. (“Berman”) was dismissed as our independent auditor.  Prior to the dismissal, our management has not had any disagreements with Berman related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

During the period from Berman’s initial retention through December 4, 2008, and through the date of their letter attached hereto, there were: (i) no "disagreements" (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K), between Berman and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berman, would have caused Berman to make reference to the subject matter of the disagreement in their reports on our consolidated financial statements for such period; and (ii) no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).  Berman did not issue an audit opinion during their engagement.

We provided Berman a copy of the disclosures in this Form 8-K prior to the filing with the SEC and requested that Berman furnish a letter addressed to the SEC stating that Berman agrees with our statements in this Item 4.01.  A copy of the letter dated December 4, 2008 furnished by Berman in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(2)	Engagement of Independent Accountant.

In connection with the dismissal of Berman, on December 4, 2008, we engaged Webb & Company, P.A. (“Webb & Co.”) as our principal independent accountant.  Established in 2003, Webb & Co. is a Florida-based certified public accounting firm offering a full range of accounting, auditing and tax services to small and medium-size businesses and individuals.  This decision to engage Webb & Co. was ratified by the majority approval of our Board of Directors.

During our two most recent fiscal years ended December 31, 2006 and December 31, 2007 and any subsequent interim period, we did not consult with Webb & Co. regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Webb & Co. on our financial statements.  Further, Webb & Co did not provide any written or oral advice that was an important factor considered us in reaching a decision as to any such accounting, auditing or financial reporting or any matter being the subject of disagreement or "reportable event" or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, on December 5, 2008, we issued 38,307,500 shares of our Common Stock to the INVO Bioscience Shareholders in exchange for the transfer of 100% of the outstanding shares of INVO Bioscience capital stock to us.  As such, immediately following the Share Exchange, the INVO Bioscience Shareholders held approximately 71.9% of the total combined voting power of all classes of our outstanding stock entitled to vote.  In addition, prior to the Closing, certain officers and directors of INVO Bioscience acquired 1,200,000 shares of Emy’s Common Stock from Emy’s shareholders in private transactions and LionShare Ventures, LLC, an existing shareholder of INVO Bioscience, acquired 8,867,500 shares of Emy’s Common Stock.

In connection with the Closing of the Share Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report on Form 8-K, Andrew Uribe resigned as president, chief executive officer, secretary, treasurer and director of INVO Bioscience.  In addition, Jean Young also resigned as our director.  Further, effective December 5, 2008, Kathleen Karloff and Claude Ranoux (the “New Directors”) were appointed as the sole members of our board of directors.  Finally, effective December 5, 2008, our New Directors were also appointed as follows, Kathleen Karloff as chief executive officer, secretary and director and Claude Ranoux as president, treasurer and director.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective December 5, 2008, Andrew Uribe and Jean Young resigned as members of our board of directors.  There were no disagreements between Mr. Uribe, Ms. Young and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective December 5, 2008, Andrew Uribe resigned as our president and chief executive officer; Sheila Gladhill resigned as our Secretary; and Kim Long resigned as our Treasurer.

(c)   Appointment of Directors

Effective December 5, 2008, the following persons were appointed as members of the Board of Directors to fill the vacancies created by the resignations of Andrew Uribe and Jean Young:

NAME	AGE	POSITION
Kathleen Karloff	53	Chief Executive Officer, Secretary and Director

Claude Ranoux	57	President, Treasurer and Director

The business background descriptions of the newly appointed directors are as follows:

Kathleen Karloff, Chief Executive Officer, Secretary and Director

Kathleen Karloff is chief executive officer, secretary and director for INVO Bioscience.  Ms. Karloff co-founded INVO Bioscience in January 2007.  Since this time, Kathleen has obtained ISO certification and the CE mark for the INVOcell device and has implemented manufacturing and distribution systems.  From 2000 through 2003, Kathleen was the Vice President of Operations for a start-up company Control Delivery Systems developing an intra-ocular drug therapy for Uveitus and Diabetic Macular Edema.  The company was acquired by Psivida LTD.  From 2004 until September 2006, Kathleen was the Vice President of Operations for Medelle Corporation.  Prior to that, she has held various positions at Boston Scientific during 13 years of dynamic growth from 1983 to 1997 her last position being the Director of Manufacturing.  Since leaving Boston Scientific, she has been Vice President of Operations on start-up teams of three device/pharmaceutical companies.  Ms. Karloff earned her B.S. in microbiology from Montana State University and attended Northeastern University for MBA coursework.

Claude Ranoux, M.D., M.S., President, Treasurer and Director

Claude Ranoux is president, treasurer and director for INVO Bioscience.  Dr. Ranoux co-founded INVO Bioscience in January 2007.  He has more than 30 years of experience in the research and treatment of infertility; he is the inventor and developer of the INVO™ procedure and INVOcell device.  From 2000 through 2005, Dr. Ranoux was president of Medelle Corporation and worked on development of the INVOcell.  Dr. Ranoux has built and run 12 IVF centers worldwide and has established 12 reproductive centers worldwide.  Before founding INVO Bioscience and recruiting the highly experience management team, Dr. Ranoux had 6 years of experience in creating  and finding financing for a start-up company.  He has been scientific consultant for a new instrument (Immuno1) from Bayer Corporation.  During this collaboration, the North West area became the first area for the sales of the instrument 2 years in a row.  Dr. Ranoux was the founder of several non-profit organizations and foreign trade advisor in the New England area.  Dr. Ranoux earned his M.D. and his M.S. in Reproductive Biology from the Medical University of Paris (V & XI) where he was an Associate Professor.  Dr. Ranoux has served as a scientific consultant for eight other centers and is the author of numerous scientific publications as first author.  He has given numerous invited lectures, conferences and workshops and is the author of five medical and scientific theses and mentor for several others.  He is co-author of six scientific and medical films.  He received a prize for the one of the best scientific presentation at the Fifth World Congress in IVF, in Norfolk, VA, and is the recipient of several other awards.  Dr. Ranoux is the main inventor in six international patents.

Family Relationships

None of the officers or directors has any familial relationships with any other officers or directors of the Company.

(d) Appointment of Officers

Effective December 5, 2008, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Kathleen Karloff	53	Chief Executive Officer, Secretary and Director

Claude Ranoux	57	President, Treasurer and Director

Please see Section 5.02(c) of this current report, whose information is herein incorporated by reference.

Item 5.06 Change in Shell Company Status

As a result of the consummate of the Share Exchange described in Item 1.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the  Exchange Act.

 Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of the INVO Bioscience Companies for the period from inception (January 2007) to December 31, 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Condensed Consolidated Financial Statements of the INVO Bioscience Companies as of September 30, 2008 and for the nine months ended September 30, 2008 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(d)  EXHIBITS

Exhibit No.	Description

2.1	Share Exchange Agreement, dated December 5, 2008, by and among Emy’s, INVO Bioscience and INVO Bioscience Shareholders.

2.2	Securities Purchase Agreement dated December 5, 2008, between Emy’s and the investors named therein.

3.1*	Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on July 11, 2005.

3.2	Bylaws of the Company.

16.1	Letter from Berman & Company, P.A., dated December 4, 2008, indicating their agreement with the statements contained in the Form 8-K filing.

99.1	The Audited Consolidated Financial Statements of the INVO Bioscience Companies for the period from inception (January 2007) to December 31, 2007.

99.2	The Unaudited Condensed Consolidated Financial Statements of the INVO Bioscience Companies as of September 30, 2008 and for the nine months ended September 30, 2008.

    * Incorporated by reference from the Company’s Form SB-2 filed on November 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMY’S SALSA AJI DISTRIBUTION COMPANY, INC.

Date: December 11, 2008	By:	/s/Kathleen Karloff
Kathleen Karloff
Chief Executive Officer, Secretary and Director

Date: December 11, 2008	By:	/s/Dr. Claude Ranoux
Claude Ranoux
President/Treasurer/Director